Exhibit 3.14

BYLAWS

OF

R.P. SCHERER TECHNOLOGIES, INC.

ADOPTED: October 15, 1999

BYLAWS

OF

R.P. SCHERER TECHNOLOGIES, INC.

(a Nevada corporation)

ARTICLE I

STOCKHOLDERS

1. Certificates Representing Stock. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the General Corporation Law of the State of Nevada (“General Corporation Law”). If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and signed by a registrar, a facsimile of the signature of the officers, the transfer agent or the transfer clerk or the registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2. Fractional Share Interests. The corporation is not obliged to but may execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the corporation may proceed in the manner prescribed by the provisions of Section 78.205 of the General Corporation Law.

3. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5. Meaning of Certain Terms. As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

6. Stockholder Meetings.

Annual Meeting. The annual meeting of stockholders shall be held on the date and at the time fixed, from time to time, by the directors.

Special Meeting. A special meeting of the stockholders may be called by the Chairman of the board, or the President, or a majority of the directors acting with or without a meeting, or the holders of shares entitling them to exercise twenty-five percent of the voting power of the corporation entitled to be voted at the meeting. Upon delivery to the Chairman, President, or Secretary of a request in writing for a special meeting of the stockholders by any persons entitled to call such meeting, the officer to whom the request is delivered shall give notice to the stockholders of such meeting.

Place of Meeting. All meeting of stockholders shall be held at such place or places, within or without the State of Nevada, as may be fixed by the Board of Directors or, if not so fixed, as shall be specified in the notice of the meeting.

Notice or Waiver of Notice. Notice of all meetings shall be in writing and signed by the President or a Vice President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors must designate. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place where, it is to be held. A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten or more than sixty days before the meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of the corporation. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting; and whenever notice of any kind is required to be given under the provisions of the General Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting – the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

Proxy Representation. At any meeting of stockholders, any stockholder may designate another person or persons to act for him by proxy in any manner described in, or otherwise authorized by, the provisions of Section 78.355 of the General Corporation Law.

Inspectors of Election. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Quorum. Stockholders holding at least a majority of the voting power are necessary to constitute a quorum at a meeting of stockholders for the transaction of business unless the action to be taken at the meeting shall require a greater proportion. The stockholders present may adjourn the meeting despite the absence of a quorum.

Voting. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except where the General Corporation Law, the Articles of Incorporation, or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the General Corporation Law, voting by ballot shall not be required for any other action.

Stockholders may participate in a meeting of stockholders by means of a conference telephone or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting by said means constitutes presence in person at the meeting.

7. Stockholder Action without A Meeting. Except as may otherwise be provided by the General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

ARTICLE II

DIRECTORS

1. Functions and Definition. The Board of Directors of the corporation shall manage the business and affairs of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity. The use of the phrase “whole Board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. Qualifications and Number. Each director must be at least 18 years of age. A director need not be a stockholder or a resident of the State of Nevada. The initial Board of Directors shall consist of two persons. Thereafter the number of directors constituting the whole Board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors. The number of directors may be increased or decreased by action of the stockholders or of the directors.

3. Election of Term. Directors may be elected in the manner prescribed by the provisions of Sections 78.320 through 78.335 of the General Corporation Law of Nevada. The first Board of Directors shall hold office until the first election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Thereafter, directors who are elected at an election of directors by stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between elections of directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of directors for cause or without cause by the stockholders an not filled by said stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4. Resignations. Any director may resign by giving written notice to the Chairman, the President, or the Secretary of the corporation. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

5. Meetings.

Meetings. Meetings of the Board shall be held at such place or places, within or without the State of Nevada, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the notice of the meeting.

Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President, or by any two directors.

Notices of Meetings. Every director shall furnish the Secretary of the corporation with an address at which notices of meetings and all other corporate notices may be served on or mailed to him. Unless waived before, at, or after the meeting as hereinafter provided, notice of each Board meeting shall be given by the Chairman, the President, the Secretary, an Assistant Secretary, or the persons calling such meeting, to each director in any of the following ways:

(a)	By orally informing him of the meeting in person or by telephone not later than two days before the date of the meeting.

(b)	By delivering written notice to him not later than two days before the date of the meeting.

(c)	By mailing written notice to him, or by sending notice to him by telegram, cablegram, or facsimile, postage or other costs prepaid, addressed to him at the address furnished by him to the secretary of the corporation, or to such other address as the person sending the notice shall know to be correct. Such notice shall be posted or dispatched a sufficient length of time before the meeting so that in the ordinary course of the mail or the transmission of telegrams, cablegrams, or radiograms, delivery would normally be made to him not later than two days before the date of the meeting.

Unless otherwise required by the Articles of Incorporation, these bylaws, or the laws of the State of Nevada, the notice of any meeting need not specify the purposes of the meeting. Notice of any meeting of the Board may be waived by any director, either before, at, or after the meeting, in writing, or by telegram, cablegram, or radiogram. In addition, notice of a meeting will be deemed to have been waived by any director who attends the meeting and who does not, before or at the commencement of the meeting, protest the lack of proper notice.

Organization of Meetings. At each meeting of the Board of Directors, the Chairman of the Board, or in his absence, the President, or, in his absence, a Chairman chosen by a majority of the directors present, shall act as chairman. The Secretary of the corporation, or any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

Quorum and Action. A majority of the directors then in office, at a meeting duly assembled, shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as the Articles of Incorporation or these Bylaws may otherwise provide, and except as otherwise provided by the General Corporation Law, the act of the directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Members of the Board or of any committee which may be designated by the Board may participate in a meeting of the Board or of any such committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting hear each other. Participation in a meeting by said means constitutes presence in person at the meeting.

6. Removal of Directors. Any or all of the directors may be removed for cause or without cause in accordance with the provisions of the General Corporation Law.

7. Committees. Whenever its number consists of two or more, the Board of Directors may designate one or more committees which have such powers and duties as the Board shall determine. Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp. Each committee must include at least one director. The Board of Directors may appoint natural persons who are not directors to serve on committees. An act or authorization of any act by any such committee within the authority properly delegated to it by the directors shall be as effective for all purposes as the act or authorization of the directors. Any right, power, or authority conferred in these bylaws to the “directors” or to the “Board of Directors” shall also be deemed conferred upon each committee or committees of directors to which any such right, power, or authority is delegated (expressly, or by general delegation, or by necessary implication) by the Board of Directors.

8. Action in Writing In Lieu of a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee, as the case may be.

ARTICLE III

OFFICERS

1. Number and Titles. The corporation must have a President, a Secretary, and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, an Executive Vice President, one or more other Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents with such titles as the resolution choosing them shall designate. Each of any such officers must be natural persons and must be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

2. Qualifications. Except as may otherwise be provided in the resolution choosing him, no officer other than the Chairman of the Board, if any, need be a director. The same person may hold any two or more offices, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law.

3. Election, Terms of Office and Compensation. The officers shall be elected by the Board of Directors. Each shall be elected for an indeterminate term and shall hold office during the pleasure of the Board of Directors. The Board of Directors may hold annual elections of officers; in that event, each such officer shall hold office until his successor is elected and qualified unless he earlier resigns or is removed by the Board of Directors.

4. Removal. Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President, or the Secretary. Any such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed for regular appointments or elections to such office.

7. Powers, Authority and Duties. All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office.

ARTICLE IV

REGISTERED OFFICE

The location of the initial registered office of the corporation in the State of Nevada is the address of the initial resident agent of the corporation, as set forth in the original Articles of Incorporation.

The corporation shall maintain at said registered office a copy, certified by the Secretary of State of the State of Nevada, of its Articles of Incorporation, and all amendments thereto, and a copy, certified by the Secretary of the corporation, of these Bylaws, and all amendments thereto. The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

ARTICLE V

CORPORATE SEAL

The Board of Directors may adopt a corporate seal and use the same or a facsimile thereof, but failure to affix the corporate seal, if any, shall not affect the validity of any instrument.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be June 30 and shall be subject to change by the Board of Directors.

ARTICLE VII

INDEMNIFICATION AND INSURANCE

1. Costs Incurred. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding provided that: (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; (b) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful; and (c) in any action or suit by or in the right of the corporation, no indemnification shall be made with respect to any amounts paid in settlement or with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. Indemnification Procedure. Any indemnification under Section 1 of this Article (“Section 1”) shall be made by the corporation only if and as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, member, manager or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1. Such determination shall be made by one of the following methods: (a) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to or threatened with any such action, suit, or proceeding; or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel retained by the corporation, other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years; or (c) by the stockholders; or (d) by the Court of Eighth Judicial District of Clark County, Nevada, or the court in which such action, suit, or proceeding was brought.

3. Mandatory Advance Payment of Costs. Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in Section 1 may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to: (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that he is not entitled to be indemnified; and (b) reasonably cooperate with the corporation concerning the action, suit, or proceeding.

4. Other Advance Payment of Costs. Expenses, including attorney’s fees, incurred in defending any action, suit, or proceeding referred to in Section 1 may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

5. Non-Exclusive. The indemnification authorized in this Article shall not be deemed exclusive of any other rights to which persons seeking indemnification may be entitled under law or any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

6. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, member, manager, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under this Article or under §78.751 of the Nevada Revised Statutes, as amended.

7. Survival. The indemnification authorized in this Article shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent.

8. Successors. The indemnification authorized in this Article shall inure to the benefit of the heirs, executors, and administrators of any person entitled to indemnification under this Article.

ARTICLE VIII

CONTROL SHARE ACQUISITIONS

Section 78.378 et. seq of the Nevada Revised Statutes, as amended, shall not apply to control share acquisitions of shares of the corporation.

ARTICLE IX

AMENDMENT OF BYLAWS

These Bylaws may be amended or new bylaws may be adopted, except as otherwise provided by law or by the Articles of Incorporation (a) at any meeting of the stockholders held for such purpose, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal; or (b) without a meeting of the stockholders, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.